Exhibit 10.2

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), is entered into as of December 30, 2005 by, between and among Gasel Transportation Lines, Inc., a Delaware corporation ("Gasel"), Jordan 1 Holdings Company, a Delaware corporation ("Jordan"), and Gasel International Transportation Lines, Inc., a Delaware corporation (“Gasel International").

WHEREAS, on the date hereof, Gasel has authority to issue (a) One Hundred Million (100,000,000) shares of common stock, $0.001 par value per share (the "Gasel Common Stock"), of which 39,677,966 shares are issued and outstanding and (b) Ten Thousand (10,000) shares of preferred stock, $0.001 par value per share (the “Gasel Preferred Stock,” and with the Gasel Common Stock, the “Gasel Capital Stock”), of which no shares have been issued;

WHEREAS, on the date hereof, Jordan has authority to issue (a) One Hundred Million (100,000,000) shares of common stock, $0.001 par value per share (the "Jordan Common Stock"), of which 1,000 shares are issued and outstanding and held by Gasel; and (b) Ten Thousand (10,000) shares of preferred stock, $0.001 par value per share (the “Jordan Preferred Stock,” and with the Jordan Common Stock, the “Jordan Capital Stock”), of which no shares have been issued;

WHEREAS, on the date hereof, Gasel International has authority to issue (a) One Hundred Million (100,000,000) shares of common stock, $0.001 par value per share (the "Gasel International Common Stock"), of which 1,000 shares are issued and outstanding and held by Jordan; and (b) Ten Thousand (100,000) shares of preferred stock, $0.001 par value per share (the “Gasel International Preferred Stock,” and with the Gasel International Common Stock, the “Gasel International Capital Stock”), of which no shares have been issued;

WHEREAS, the respective Boards of Directors of Gasel, Jordan and Gasel International have determined that it is advisable and in the best interests of each of such corporations that they reorganize into a holding company structure pursuant to Section 251(g) of the Delaware General Corporation Law, under which Jordan would survive as the holding company, by the merger of Gasel with and into Gasel International, and with each holder of Gasel Capital Stock receiving one share of Jordan Capital Stock in exchange for such share of Gasel Capital Stock;

WHEREAS, under the respective certificates of incorporation of Gasel and Jordan, the Jordan Capital Stock has the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the Gasel Capital Stock which will be exchanged therefore pursuant to the holding company reorganization;

WHEREAS, the certificate of incorporation and bylaws of Jordan, as the holding company, immediately following the merger will contain provisions identical to the certificate of incorporation and bylaws of Gasel immediately prior to the merger, other than differences permitted by Section 251(g) of the Delaware General Corporation Law;

WHEREAS, the certificate of incorporation of Gasel International is identical to the certificate of incorporation of Gasel immediately prior to the merger, other than differences permitted by Section 251(g) of the Delaware General Corporation Law pursuant to this Merger Agreement;

WHEREAS, the Boards of Directors of Gasel, Jordan, and Gasel International have approved this Merger Agreement, shareholder approval not being required pursuant to Section 251(g) of the Delaware General Corporation Law;

WHEREAS, the parties hereto intend that the reorganization contemplated by this Merger Agreement shall constitute a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, Gasel, Jordan, and Gasel International hereby agree as follows:

1.

Merger.  Gasel shall be merged with and into Gasel International (the "Merger"), and Gasel International shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").  The Merger shall become effective upon the later of the date and time of filing a certified copy of this Merger Agreement with the Secretary of State of the State of Delaware in accordance with Section 251(g) of the Delaware General Corporation Law or December 30, 2005 (the "Effective Time").

2.

Certificate of Incorporation of the Surviving Corporation.  At the Effective Time, the Certificate of Incorporation of Gasel International, in effect immediately prior to the Effective Time, shall be amended as set forth below and as so amended shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until further amended as provided therein and under the Delaware General Corporation Law.

(a)

The first paragraph of Article FOURTH shall be amended to read as follows:

“FOURTH.  The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000), of which One Hundred Million (100,000,000) shares are Common Stock, having a par value each of One-tenth of One Cent ($0.001), of which the only issued and outstanding are 1000 common shares held by Jordan 1 Holdings Company, and Ten Million(10,000,000) are Preferred Stock, with a par value of One-tenth of One Cent ($.001) per share.”;

(b) Article TENTH shall be added and will read as follows:

"TENTH.  Holding Company.  Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law or under this Certificate of Incorporation the approval of the Corporation's stockholders shall, pursuant to Section 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of the Corporation's holding company, Jordan 1 Holdings Company, or any successor by merger, by the same vote as is required by the Delaware General Corporation Law and/or by the Certificate of Incorporation of the Corporation."

3.

Succession.  At the Effective Time, the separate corporate existence of Gasel shall cease, and Gasel International shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of Gasel, and Gasel International shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of Gasel, including, without limitation, all outstanding indebtedness of Gasel, all in the manner and as more fully set forth in Section 251(g) of the Delaware General Corporation Law.

4.

Directors.  The directors of Gasel immediately preceding the Effective Time shall be the directors of the Surviving Corporation and Jordan at and after the Effective Time until their successors are duly elected and qualified.

5.

Officers.  The officers of Gasel immediately preceding the Effective Time shall be the officers of the Surviving Corporation and Jordan at and after the Effective Time, to serve at the pleasure of the Board of Directors of Jordan.

6.

Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

a.

each share of Gasel Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Jordan Common Stock;

b.

each share of Gasel Preferred Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Jordan Preferred Stock;

c.

each share of Gasel Capital Stock held in the treasury of Gasel immediately prior to the Effective Time shall be cancelled and retired;

d.

each option, warrant, purchase right, unit or other security of Gasel convertible into shares of Gasel Capital Stock shall become convertible into the same number of shares of Jordan Capital Stock as such security would have received if the security had been converted into shares of Gasel Capital Stock immediately prior to the Effective Time, and Jordan shall reserve for purposes of the exercise of such options, warrants, purchase rights, units or other securities an equal number of shares of Jordan Capital Stock as Gasel had reserved; and

e.

each share of Jordan Capital Stock issued and outstanding in the name of Gasel immediately prior to the Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of Jordan Capital Stock.

7.

Other Agreements.  At the Effective Time, Jordan shall assume any obligation of Gasel to deliver or make available shares of Gasel Common Stock under any agreement or employee benefit plan not referred to in Paragraph 6 herein to which Gasel is a party.  Any reference to Gasel Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to Jordan Common Stock and one share of Jordan Common Stock shall be issuable in lieu of each share of Gasel Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

8.

Further Assurances.  From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Gasel such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Gasel, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of Gasel or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

9.

Certificates.  At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares Gasel Capital Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Jordan Capital Stock, as the case may be, into which the shares of Gasel Capital Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Jordan and its transfer agent.  The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Jordan or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Jordan Capital Stock, as the case may be, evidenced by such outstanding certificate, as above provided.

10.

Amendment.  The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Merger Agreement prior to the Effective Time.

11.

Compliance with Section 251(g) of the Delaware General Corporation Law.  Prior to the Effective Time, the parties hereto will take all steps necessary to comply with Section 251(g) of the Delaware General Corporation Law, including without limitation, the following:

a.

Certificate of Incorporation and By-Laws of Jordan.  At the Effective Time, the Certificate of Incorporation and By-Laws of Jordan shall be in the form of the Certificate of Incorporation and By-Laws of Gasel, as in effect immediately prior to the Effective Time.

b.

Directors of Jordan.  At the Effective Time, the directors of Gasel immediately prior to the Effective Time shall be the directors of Jordan, until their successors are elected and qualified.

c.

Filings.  Prior to the Effective Time, the Surviving Corporation shall cause a certified copy of this Agreement to be executed and filed with the Delaware Secretary of State.  Prior to the Effective Time, to the extent necessary to effectuate any amendments to the certificates of incorporation of the Surviving Corporation and Jordan contemplated by this Agreement, each of the Surviving Corporation and Jordan shall cause to be filed with the Delaware Secretary of State such certificates or documents required to give effect thereto.

12.

Termination.  This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the board of directors of Gasel, Jordan, and Gasel International, by action of the board of directors of Gasel if it determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of Gasel and its stockholders.

13.

Counterparts.  This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

14.

Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

15.

Governing Law.  This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, Gasel, Jordan, and Gasel International have caused this Merger Agreement to be executed and delivered as of the date first above.

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Gasel Transportation Lines, Inc.

A Delaware Corporation

By:

/s/   Gene Thompson

Gene Thompson, President

Jordan 1 Holdings Company

A Delaware Corporation

By:

/s/   Gene Thompson

Gene Thompson, President

Gasel International Transportation Lines, Inc.

A Delaware Corporation

By:

/s/   Gene Thompson

Gene Thompson, President

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